Exhibit 99.1

Aptevo Therapeutics Highlights Key 2019 Priorities

ADAPTIR™ Bispecific Antibody Candidates Poised to Progress in Clinical Development

APVO436 Advancing in Phase 1 Clinical Trial for Acute Myeloid Leukemia;
APVO210 Beginning Phase 1 Clinical Trial in Q1 2019;
ALG.APV-527 Progressing with CTA Submission in H2 2019

Projecting 1/3 Cash Burn Reduction in 2019

Launching New Growth Initiatives for IXINITY

SEATTLE, Jan. 07, 2019 (GLOBE NEWSWIRE) --  Aptevo Therapeutics Inc. (Nasdaq: APVO), a biotechnology company focused on developing novel oncology and hematology therapeutics, today outlined key priorities for the Company in 2019 centered around anticipated progress in its ADAPTIR bispecific antibody portfolio, new growth initiatives for its marketed hemophilia B product, IXINITY, and a significant reduction in Aptevo’s anticipated cash burn rate in 2019.

“The past year represented a period of solid execution for Aptevo as we delivered on our goal of advancing our ADAPTIR platform to have key programs progressing in the clinic in 2019,” said Marvin L. White, President and Chief Executive Officer.  “Most notably our lead next-generation ADAPTIR candidate, APVO436, commenced patient dosing in the fourth quarter of 2018 and we expect to begin enrollment in a Phase 1 clinical study of APVO210 this quarter.  In addition, in conjunction with our partner, Alligator Bioscience, we expect to file a Clinical Trial Authorisation submission (CTA) later this year in Europe to commence a Phase 1 study of ALG.APV-527, an exciting bispecific candidate that engages T cells through the co-stimulatory receptor, 4-1BB, illustrating the versatility of our ADAPTIR platform to develop novel bispecifics with unique mechanisms of action.  We look forward to advancing each of these programs in 2019 and reporting preliminary safety and efficacy data as enrollment progresses.”

“Our commercial organization has also been very successful expanding our IXINITY business,” continued Mr. White. “With U.S. sales more than doubling in 2018 to approximately $23 million, Aptevo announced new growth initiatives which we plan to implement in 2019 to further expand the market opportunity for IXINITY in the U.S. and internationally. These include, seeking a pediatric label expansion for IXINITY, as more than a third of patients with Hemophilia B in the U.S. are under the age of 13; introducing a more desirable and convenient 3,000 IU assay for patients, and finally, pursuing ex-US licensing and partnership opportunities for IXINITY to expand our footprint internationally.”

“We project our cash burn rate in 2019 will be in the range of $36-40 million compared to $55-60 million in 2018. The three major elements contributing to this reduction are (i) the completion of clinical trial manufacturing activities for both the APVO436 and APVO210 in 2018; (ii) increased IXINITY profitability anticipated in 2019; and (iii) the previously announced discontinuation of our legacy programs.  With this reduction in our cash requirements, combined with our current cash at year-end of $38 million, the cash flow anticipated from IXINITY, along with the proceeds we may elect to access under our $35 million share purchase agreements with Lincoln Park Capital, we believe Aptevo is well positioned to advance our objectives and reach important clinical milestones over the next 12-18 months, setting the stage for an important value creation period.” concluded Mr. White.

Exhibit 99.1

Key 2019 Priorities:

Advance 3 products in the clinic over the next 18 months

•	Continue enrollment in the Phase 1 clinical trial of APVO436, being investigated for the treatment of acute myeloid leukemia
•	Commence dosing in the Phase 1 clinical trial of APVO210 investigating single- and multiple-ascending doses of APVO210; anticipated to commence Q1 2019
•	Report preliminary Phase 1 safety data for APVO436; anticipated Q4 2019
•	Report preliminary Phase 1 safety data for APVO210; anticipated Q4 2019
•	File a CTA in Europe for ALG.APV-527, in co-operation with our partner Alligator Bioscience; anticipated H2 2019

Drive growth of IXINITY

•	Capture increased market share of Hemophilia B market with expanded U.S. sales of IXINITY
•	Commence a post-marketing Phase 4 study of IXINITY in pediatric patients; anticipated Q3 2019
•	Launch a 3,000 IU assay of IXINITY providing enhanced patient convenience; anticipated Q2 2019

Pursue partnerships for our assets

•	Continue partnering discussions around the ADAPTIR platform and individual bispecific product candidates
•	Commence distributor/partnership discussions around ex-US IXINITY opportunities

Mr. White continued, “With the exception of our ALG.APV-527 program, partnered with Alligator Bioscience, all of the clinical and preclinical assets in our portfolio are wholly-owned by Aptevo, providing important opportunities for value creation for stockholders.  I am very excited about the opportunities ahead for Aptevo in 2019 as we continue to grow sales of IXINITY and advance a compelling and differentiated bispecific technology platform, ADAPTIR, as our next-generation candidates advance in clinical testing and reach important clinical milestones.”

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on novel oncology and hematology therapeutics to meaningfully improve patients’ lives.  Aptevo has a commercial product, IXINITY® coagulation factor IX (recombinant), approved and marketed in the United States for the treatment of Hemophilia B, and a versatile core technology – the ADAPTIR™ modular protein technology platform capable of generating highly-differentiated bispecific antibodies with unique mechanisms of action to treat cancer or autoimmune diseases.  Aptevo has a broad pipeline of novel investigational-stage bispecific antibody candidates focused in immuno-oncology and autoimmune disease and inflammation. For more information, please visit www.aptevotherapeutics.com

Exhibit 99.1

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding potential milestone payments, Aptevo’s outlook, financial performance or financial condition, Aptevo’s technology and related pipeline, collaboration and partnership opportunities, commercial portfolio, milestones, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; adverse developments in research and development; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, as filed on March 13, 2018 and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement.

Source:
Aptevo Therapeutics
Stacey Jurchison
Senior Director, Investor Relations and Corporate Communications
206-859-6628 | JurchisonS@apvo.com